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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 3, 2006
                                                         ----------------

                         FIRST FEDERAL BANCSHARES, INC.
                         ------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                      0-30753                37-1397683
         --------                    ------------             ----------
(State or other jurisdiction of      (Commission             (IRS Employer
 incorporation or organization)      File Number)            Identification No.)

                109 East Depot Street, Colchester, Illinois 62326
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               (Address of principal executive offices) (Zip Code)

                                 (309) 776-3225
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
             ------------------------------------------

         As previously disclosed in the Current Report on Form 8-K of First Federal Bancshares, Inc. ("FFBI") filed on November 6, 2006, in connection with the execution of the Agreement and Plan of Reorganization by and between Heartland Bancorp, Inc., Heartland Acquisition Corporation and FFBI, Mark A. Tyrpin, Senior Vice President of First Federal Bank, entered into an employment agreement with First Federal Bank, to be effective only upon consummation of the merger. Under the employment agreement, Mr. Tyrpin will be employed as an executive officer of First Federal Bank after the merger and Mr. Tyrpin's Change in Control Agreement with First Federal Bank will be terminated in exchange for a lump sum cash payment. In the Current Report on Form 8-K, FFBI inadvertently reported an inaccurate amount for the lump sum cash payment to be made to Mr. Tyrpin at the closing of the merger. The correct amount is $214,000.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 FIRST FEDERAL BANCSHARES, INC.




Date: November 8, 2006           By: /s/ James J. Stebor
                                     --------------------------------------
                                     James J. Stebor
                                     President and Chief Executive Officer